Exhibit 10.5

AMENDED AND RESTATED

REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT

BY AND AMONG

PATHFINDER ACQUISITION CORPORATION,

SERVICEMAX, INC.

AND

THE STOCKHOLDERS PARTY HERETO

DATED AS OF AUGUST 11, 2021

TABLE OF CONTENTS

Article I EFFECTIVENESS		2

1.1.	Effectiveness	2

Article II DEFINITIONS		2

2.1.	Definitions	2

2.2.	Other Interpretive Provisions	9

Article III REGISTRATION RIGHTS		10

3.1.	Demand Registration	10

3.2.	Shelf Registration	12

3.3.	Piggyback Registration	15

3.4.	Lock-Up Agreements	16

3.5.	Registration Procedures	17

3.6.	Underwritten Offerings	22

3.7.	No Inconsistent Agreements; Additional Rights	23

3.8.	Registration Expenses	24

3.9.	Opt-Out Notices.	24

3.10.	Indemnification	25

3.11.	Rules 144 and 144A and Regulation S	28

3.12.	Existing Registration Statements	29

Article IV SHAREHOLDER RIGHTS AND RELATED PROVISIONS		29

4.1.	Board of Directors	29

4.2.	Board Committees	31

4.3.	Subsidiary Boards and Committees	32

4.4.	Director Expenses	32

4.5.	Directors’ and Officers’ Insurance	32

4.6.	Confidentiality	33

4.7.	Other Business Opportunities	34

4.8.	Other Business Activities of Holders	34

Article V MISCELLANEOUS		35

5.1.	Authority; Effect	35

5.2.	Notices	35

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5.3.	Termination and Effect of Termination	36

5.4.	Permitted Transferees	37

5.5.	Legend Removal	37

5.6.	Remedies	37

5.7.	Amendments	38

5.8.	Governing Law	38

5.9.	Consent to Jurisdiction; Venue; Service	38

5.10.	WAIVER OF JURY TRIAL	39

5.11.	Merger; Binding Effect; Assignment	39

5.12.	Counterparts	39

5.13.	Severability	40

5.14.	No Recourse	40

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This AMENDED AND RESTATED REGISTRATION AND SHAREHOLDER RIGHTS AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 11, 2021, is made by and among:

i. ServiceMax, Inc., a Delaware corporation (the “ServiceMax”);

ii. ServiceMax JV, LP, a Delaware limited partnership (“Parent”);

iii. SLP Snowflake Aggregator, LP, a Delaware limited partnership (“SLP Aggregator”);

iv. General Electric Company, a New York corporation (“GE”);

v. Salesforce Ventures LLC (“SFDC”);

vi. Pathfinder Acquisition LLC, a Delaware limited liability company (the “Sponsor”);

vii. Pathfinder Acquisition Corporation, a Cayman Islands exempted company with limited liability, which, pursuant to the Amended and Restated Business Combination Agreement (as defined below), shall be domesticated as a Delaware corporation and the name of the company shall be changed to “ServiceMax, Inc.”, in each case prior to the Closing (the “Company”); and

viii. each other Person whose signature appears on the signature pages attached hereto.

RECITALS

WHEREAS, ServiceMax JV GP, LLC, SLP Aggregator, GE, ServiceMax Holdings, LLC, Salesforce Ventures LLC and certain persons named thereto are parties to that certain Third Amended and Restated Limited Partnership Agreement, dated as of February 24, 2020 (the “LP Agreement”) to be liquidated in connection with the Pre-Closing Reorganization contemplated by the Amended and Restated Business Combination Agreement (as defined below);

WHEREAS, ServiceMax, the Company, which shall effect the Domestication (as defined below) prior to the closing of the Transaction (the “Closing”), and Serve Merger Sub, Inc., a Delaware corporation (“Serve Merger Sub”), have entered into that certain Amended and Restated Business Combination Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Business Combination Agreement”), pursuant to which, among other things, (i) Serve Merger Sub will merge with and into ServiceMax, with ServiceMax as the surviving company in the merger, (ii) as part of the merger, existing shareholders of ServiceMax will receive common shares of the Company in exchange for their shares of ServiceMax, and (iii) as a result of such merger, ServiceMax will become a wholly owned subsidiary of the Company (the “Transaction”);

WHEREAS, ServiceMax, Parent, SLP Aggregator, GE, SFDC, Sponsor, and each other Person whose signature appears on the signature pages attached thereto entered into a Registration and Shareholder Rights Agreement (the “Original Shareholder Agreement”), dated July 15, 2021, in connection with the Business Combination Agreement dated as of July 15, 2021, pursuant to which, among other things, following the occurrence of a pre-closing reorganization of ServiceMax, (a) Stronghold Merger Sub, Inc., a Cayman Islands exempted company with limited liability, would merge with and into the Company (the “First Merger”), with the Company as the surviving company in the First Merger, and, (b) promptly following the First Merger, the Company would merge with and into ServiceMax, with ServiceMax as the surviving company. In connection with the entry into the Amended and Restated Business Combination Agreement, the parties wish to amend and restate the Original Shareholder Agreement (which, for the avoidance of doubt, is hereby superseded and replaced in its entirety with this Agreement), as contemplated by Section 5.7 of the Original Shareholder Agreement;

WHEREAS, pursuant to the Amended and Restated Business Combination Agreement and the Pre-Closing Reorganization contemplated therein, the Company intends to transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Part XII of the Cayman Islands Companies Act (as revised), pursuant to which the Company’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”), and following such Domestication, will be the ultimate issuer of the post-Closing Common Stock and the listed company; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the other parties to this Agreement, intending to be legally bound, hereby agree as follows:

Article I

EFFECTIVENESS

1.1. Effectiveness. This Agreement shall become effective upon the Closing.

Article II

DEFINITIONS

2.1. Definitions.

2.1.1. Capitalized terms used and not otherwise defined in Section 2.1.2 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Amended and Restated Business Combination Agreement.

2.1.2. The following terms shall have the meanings ascribed to them in this Section 2.1.2 for purposes of this Agreement:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Board: (a) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, (a) with respect to any specified Person that is not a natural person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and (ii) any corporation, trust, limited liability company, general or limited partnership or other entity advised or managed by, or under common control or management with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any specified natural person, any Member of the Immediate Family of such specified natural person, or any Person that is, directly or indirectly, controlled by such specified natural person; provided that the Company and each of its subsidiaries shall be deemed not to be Affiliates of any Holder.

“Agreement” shall have the meaning set forth in the preamble.

“Amended and Restated Business Combination Agreement” shall have the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in San Francisco, California are open for the general transaction of business.

“Bylaws” means the bylaws of the Company, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Certificate” means the certificate of incorporation of the Company, as amended, restated, supplemented or otherwise modified and in effect from time to time, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware.

“Charitable Gifting Event” means any Transfer by a holder of Registrable Securities, or any subsequent Transfer by such holder’s, direct or indirect, members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made on the date of, but prior to, the execution of the underwriting agreement entered into in connection with any Underwritten Public Offering.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” means the common stock of the Company, par value $0.00001 per share (which, for the avoidance of doubt, will be shares of common stock in a Delaware corporation as a result of the Domestication and not ordinary shares in a Cayman Islands exempted company).

“Company Indemnitees” shall have the meaning set forth in Section 3.10.5.

“Confidential Information” shall have the meaning set forth in Section 4.6.

“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Demand Registration” shall have the meaning set forth in Section 3.1.1.1.

“Demand Registration Request” shall have the meaning set forth in Section 3.1.1.1.

“Demand Registration Statement” shall have the meaning set forth in Section 3.1.1.3.

“Demand Suspension” shall have the meaning set forth in Section 3.1.5.

“Director” means any director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“External Party” shall have the meaning set forth in Section 4.7.

“FINRA” means the Financial Industry Regulatory Authority.

“Final Silver Lake Step-Down Date” means the date on which the Silver Lake Post-Closing Shareholder and its Affiliates first ceases to own beneficially or of record a number of shares of Common Stock (or other securities of the Company into which such shares of Common Stock are converted or for which such shares of Common Stock are exchanged) constituting at least 1% of the total number of shares of Common Stock issued and outstanding.

“First Silver Lake Step-Down Date” means the date on which the Silver Lake Post-Closing Shareholder and its Affiliates first ceases to own beneficially or of record a number of shares of Common Stock (or other securities of the Company into which such shares of Common Stock are converted or for which such shares of Common Stock are exchanged) constituting at least 50% of the total number of shares of Common Stock issued and outstanding.

“Fund Indemnitor” shall have the meaning set forth in Section 4.5.

“Holders” means, as of any determination time, the parties that hold the Registrable Securities under this Agreement listed on Schedule A hereto.

“Independent Director” means a Director who qualifies as “independent” in the Listed Company Manual of the Listing Exchange.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Listing Exchange” means the stock exchange on which the Company’s Common Stock is listed.

“Lock-Up” shall have the meaning set forth in Section 3.4.1.

“Lock-Up Period” shall have the meaning set forth in Section 3.4.1.

“Lock-Up Release Condition” means that the closing price of the Common Stock has been greater than or equal to $12.50 per share (as adjusted for share subdivisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) measured using the daily closing price for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date.

“Loss” shall have the meaning set forth in Section 3.10.1.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Necessary Action” means all actions (to the extent that such actions are within the Company’s control and are not prohibited by applicable law, regulation or Listing Exchange rules or, in the case of any action that requires action by a Director, inconsistent with any fiduciary duties that such Director has in such capacity which have not been validly waived) necessary or advisable to cause a specified result, including, as applicable (and to the extent that such actions are within the Company’s control and are not prohibited by applicable law, regulation or Listing Exchange rules or, in the case of any action by a Director, inconsistent with any fiduciary duties that such Director has in such capacity which have not been validly waived), (a) calling special meetings of the Board or the stockholders of the Company, (b) recommending (whether to the Board, to the stockholders of the Company or otherwise) or nominating a particular individual for election or appointment as a Director and, if applicable, appointing such individual as a Director, (c) including such individual as a nominee for Director in the Company’s proxy materials and form of proxy and soliciting proxies from stockholders of the Company in favor of the election of such individual in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees, (d) causing the Directors to be present for quorum purposes at any relevant meeting of the Board or any committee thereof and to vote in favor of or provide written consent with respect to any proposed action or matter in furtherance of such specified result and to vote against or withhold written consent with respect to any proposed action or matter inconsistent with such specified result, (e) executing and delivering agreements and instruments, (f) making, or causing to be made, filings with the SEC or any other appropriate Person and (g) not taking any action that would prevent, impair or delay the achievement of the specified result.

“Non-Underwritten Offering” means any Public Offering other than an Underwritten Public Offering.

“Options” means any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Permitted Transferee” means any Affiliate of a Holder.

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3.3.1.

“Piggyback Registration” shall have the meaning set forth in Section 3.3.1.

“Potential Takedown Participant” shall have the meaning set forth in Section 3.2.5.2.

“Pro Rata Portion” means, with respect to each Holder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Securities to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder, and the denominator of which is the aggregate number of Registrable Securities held by all Holders requesting that their Registrable Securities be registered or sold.

“Prospectus” means (a) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (b) any Issuer Free Writing Prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means (a) all shares of Common Stock, (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company, (c) all Warrants and (d) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (a), (b) or (c) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been Transferred pursuant to Rule 144 or are freely saleable without volume limitations pursuant to Rule 144 (during the period in which the securities remain so freely saleable) or (iii) such securities shall have ceased to be outstanding.

“Registration” means registration under the Securities Act of the offer and sale to the public of any Registrable Securities under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Expenses” shall have the meaning set forth in Section 3.8.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Second Silver Lake Step-Down Date” means the date on which the Silver Lake Post-Closing Shareholder and its Affiliates first ceases to own beneficially or of record a number of shares of Common Stock (or other securities of the Company into which such shares of Common Stock are converted or for which such shares of Common Stock are exchanged) constituting at least 20% of the total number of shares of Common Stock issued and outstanding.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means (a) all shares of Common Stock that are held by or on behalf of a Holder immediately prior to the consummation of the Closing, (b) all shares of Common Stock to be received by or on behalf of a Holder as consideration pursuant to the Amended and Restated Business Combination Agreement or (c) any securities that are held by or on behalf of a Holder immediately prior to the consummation of the Closing or that are to be received by or on behalf of a Holder as consideration pursuant to the Amended and Restated Business Combination Agreement, in each case, that are convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (including without limitation, shares of Common Stock or other securities that may be issued after the consummation of the Closing upon exercise, vesting or settlement, as applicable, of any stock option, restricted stock unit, capped value appreciation right or other equity or equity-based award or interest).

“Shelf Period” shall have the meaning set forth in Section 3.2.3.

“Shelf Registration” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Registration Notice” shall have the meaning set forth in Section 3.2.2.

“Shelf Registration Request” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.2.1.1.

“Shelf Suspension” shall have the meaning set forth in Section 3.2.4.

“Shelf Takedown Notice” shall have the meaning set forth in Section 3.2.5.2.

“Shelf Takedown Request” shall have the meaning set forth in Section 3.2.5.1.

“Silver Lake Post-Closing Shareholder” means SLP Aggregator and its Permitted Transferees who hold Shares as of any applicable date of determination; provided, that for the avoidance of doubt, the term “Silver Lake Post-Closing Shareholder” shall be deemed to include its affiliated Permitted Transferees even when used in the singular, except where used in connection with notices, consents or similar actions requiring only a single entity to act, in which case such term will apply only to the holder of a majority of the shares held by SLP Aggregator at Closing, or, in the case where no single entity holds a majority of such shares, the holder of the largest number of such shares.

“Transaction Agreements” shall have the meaning set forth in Section 4.8.

“Third Silver Lake Step-Down Date” means the date on which the Silver Lake Post-Closing Shareholder first ceases to own beneficially or of record a number of shares of Common Stock (or other securities of the Company into which such shares of Common Stock are converted or for which such shares of Common Stock are exchanged) constituting at least 10% of the total number of shares of Common Stock issued and outstanding.

“Transfer” means, with respect to any Registrable Security, any interest therein, or any other securities or equity interests relating thereto, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. “Transferred” shall have a correlative meaning.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

2.2. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f) The words “any” and “or” are not exclusive.

(g) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not mean simply “if.”

(h) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including in email or other electronic media) in a visible form.

(i) Unless the context requires otherwise, references to any statute, regulation or rule shall be deemed to refer to such statute, regulation or rule as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder, and references to any agreement or instrument shall be deemed to refer to such agreement or instrument and all schedules, exhibits and annexes thereto, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(j) Unless otherwise specified, the reference date for purposes of calculating any period shall be excluded from such calculation, but any period “from” or “through” a specified date shall commence or end, as applicable, on such specified date; provided that, in the event that any period would end on a day that is not a Business Day, such period shall be extended until, and shall instead end on, the next Business Day following the day on which such period would otherwise end.

Article III

REGISTRATION RIGHTS

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1. Demand Registration.

3.1.1. Request for Demand Registration.

3.1.1.1. At any time after the Closing Date, holders of a majority of the shares held by the Silver Lake Post-Closing Shareholder and its Affiliates shall have the right to make one or more written requests from time to time (a “Demand Registration Request”) to the Company for Registration of all or part of the Registrable Securities held by the Silver Lake Post-Closing Shareholder and its Affiliates. Any such Registration pursuant to a Demand Registration Request shall hereinafter be referred to as a “Demand Registration.”

3.1.1.2. Each Demand Registration Request shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof including pursuant to an Underwritten Public Offering.

3.1.1.3. Upon receipt of a Demand Registration Request, the Company shall as promptly as practicable file a Registration Statement (a “Demand Registration Statement”) relating to such Demand Registration, and use its reasonable best efforts to cause such Demand Registration Statement to be promptly declared effective under the Securities Act.

3.1.2. Limitation on Demand Registrations. The Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).

3.1.3. Demand Withdrawal. Any Silver Lake Post-Closing Shareholder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 3.1.1 may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a notice to such effect with respect to all of the Registrable Securities included in such Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement.

3.1.4. Effective Registration. The Company shall use reasonable best efforts to cause the applicable Demand Registration Statement to become effective promptly after receipt of a Demand Registration Request and remain effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Demand Registration Statement relates to an Underwritten Public Offering, such longer period as in the opinion of counsel for the underwriter or underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.

3.1.5. Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Silver Lake Post-Closing Shareholder, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than one (1) time during any twelve (12)-month period or for a total period of greater than sixty (60) days; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60)-day period, other than pursuant to a registration relating to the sale or grant of securities to employees or directors of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities. In the case of a Demand Suspension, the Silver Lake Post-Closing Shareholder agrees to suspend use of the applicable Prospectus in connection with any sale or purchase, or offers to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Silver Lake Post-Closing Shareholder in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Silver Lake Post-Closing Shareholder such numbers of copies of the Prospectus as so amended or supplemented as the Silver Lake Post-Closing Shareholder may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Silver Lake Post-Closing Shareholder holding a majority of Registrable Securities that are included in such Demand Registration Statement.

3.1.6. Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Public Offering of the Registrable Securities included in a Demand Registration advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be, in the case of any Demand Registration, (x) first, allocated to the Silver Lake Post-Closing Shareholder an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by the Silver Lake Post-Closing Shareholder, and (ii) a number of such shares equal to the Silver Lake Post-Closing Shareholder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

3.2. Shelf Registration.

3.2.1. Request for Shelf Registration.

3.2.1.1. At any time after the Closing Date, upon the written request of the Silver Lake Post-Closing Shareholder from time to time (a “Shelf Registration Request”), the Company shall promptly file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by the Silver Lake Post-Closing Shareholder thereof from time to time providing for any method or combination of methods of distribution legally available to the Silver Lake Post-Closing Shareholder, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such Registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.” Notwithstanding anything to the contrary set forth herein, all of the Registrable Securities held by the Holders immediately following the Closing shall be included in the initial Shelf Registration Statement filed by the Company following the Closing, which Registration Statement shall include a plan of distribution reasonably acceptable to the Silver Lake Post-Closing Shareholder in order to facilitate Non-Underwritten Offerings; provided that, if the SEC requests that any Holder be identified as a statutory underwriter in such Registration Statement, such Holder will have an opportunity to withdraw its Shares from such Registration Statement and, as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend such Registration Statement or file a new Registration Statement to register such additional Registrable Securities and cause such amendment or new Registration Statement to become effective as promptly as practicable. For the avoidance of doubt, any Registration Statement so filed shall be deemed a Shelf Registration for purposes of this Agreement.

3.2.1.2. If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request Registration of an unspecified amount of Registrable Securities to be sold by unspecified Holders. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to any Silver Lake Post-Closing Shareholder the information necessary to determine the Company’s status as a WKSI upon such Silver Lake Post-Closing Shareholder’s request.

3.2.2. Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Holders, which notice shall specify, if applicable, the amount of Registrable Securities to be registered, and the Shelf Registration Notice shall offer each such Holder the opportunity to include in the Shelf Registration that number of Registrable Securities as each such Holder may request in writing; provided that, in the case of an underwritten “block trade,” the Company shall only deliver the Shelf Registration Notice to Silver Lake Post-Closing Shareholder. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered.

3.2.3. Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement until the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such period of continuous effectiveness, the “Shelf Period”). Subject to Section 3.2.4, the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in any Holder of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

3.2.4. Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one (1) time during any twelve (12)-month period or for a total period of greater than thirty (30) days without the consent of the Silver Lake Post-Closing Shareholder. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders holding a majority of Registrable Securities that are included in such Shelf Registration Statement.

3.2.5. Shelf Takedown.

3.2.5.1. At any time the Company has an effective Shelf Registration Statement with respect to a Silver Lake Post-Closing Shareholder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, such Silver Lake Post-Closing Shareholder may make a written request (a “Shelf Takedown Request” and such Silver Lake Post-Closing Shareholder, the “Requesting Holder”) to the Company to effect a Public Offering, including pursuant to an Underwritten Shelf Takedown, of all or a portion of such Silver Lake Post-Closing Shareholder’s Registrable Securities that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

3.2.5.2. Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or more than twenty-four (24) hours thereafter in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each, a “Potential Takedown Participant”); provided that, in the case of an underwritten “block trade,” the Company shall only deliver the Shelf Takedown Notice to Silver Lake Post-Closing Shareholder. The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or within twenty-four (24) hours in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Notwithstanding the delivery of any Shelf Takedown Notice, all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.2.5 shall be determined by the Requesting Holder.

3.2.5.3. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Shelf Takedown Request by giving written notice to the Company of its request to withdraw, prior to later of (x) the filing date of the preliminary prospectus setting forth the terms of the Public Offering on the Shelf Registration Statement and (y) the execution of any related underwriting agreement.

3.2.5.4. The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding forty-five (45) days (unless otherwise consented to by the Company).

3.2.6. Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown, or the Requesting Holder of a proposed “block trade” conducted as an Underwritten Shelf Takedown, in each case pursuant to Section 3.2.5 advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Silver Lake Post-Closing Shareholder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of Registrable Securities requested to be included by the remaining Requesting Holders, based on such Holder’s Pro Rata Portion, that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

3.3. Piggyback Registration.

3.3.1. Participation. At any time after the Closing Date, if the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration on Form S-4 or Form S-8 or any successor form to such forms or (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), including a Registration under Section 3.1 or 3.2 hereof, then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer such Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 3.3.2, the Company shall include in such Registration Statement or in such Public Offering as applicable, all such Registrable Securities that are requested to be included therein within three (3) Business Days after the receipt by such Holder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Holder included therein and, thereupon, (x) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to request that such Registration or sale be effected as a Demand Registration under Section 3.1 or an Underwritten Shelf Takedown under Section 3.2, as the case may be, and (y) in the case of a determination to delay Registration or sale, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, as the case may be, shall be permitted to delay registering or selling any Registrable Securities, for the same period as the delay in registering or selling such other securities. Any Holder shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw, prior to the applicable Registration Statement becoming effective or, in connection with an Underwritten Shelf Takedown, the execution of the related underwriting agreement.

3.3.2. Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed offering of Registrable Securities included in a Piggyback Registration informs the Company and the participating Holders in writing that, in its or their opinion, the number of securities that such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell; (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated among the Holders that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Securities requested to be sold by such Holder, and (y) a number of such shares equal to such Holder’s Pro Rata Portion; (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

3.3.3. No Effect on Other Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 3.3 shall be deemed to have been effected pursuant to Sections 3.1 and 3.2 or shall relieve the Company of its obligations under Sections 3.1 and 3.2.

3.4. Lock-Up Agreements.

3.4.1. Sponsor agrees that it shall not Transfer any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Shares (including new Shares issued in connection with the transactions contemplated by the Amended and Restated Business Combination Agreement) (such restriction, the “Sponsor Lock-Up”) during the period commencing on the Closing Date and ending on the earlier of (a) the date that is twelve (12) months following the Closing Date and (b) the first date on which the Lock-Up Release Condition is satisfied (such period, the “Sponsor Lock-Up Period”). Each Holder (other than the Sponsor) agrees that he, she, or it shall not Transfer any Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for the Shares (including new Shares issued in connection with the transactions contemplated by the Amended and Restated Business Combination Agreement) (such restriction, the “Significant Holder Lock-Up” and together with the Sponsor Lock-Up, the “Lock-Up”) during the period commencing on the Closing Date and ending on the earlier of (x) the date that is six (6) months following the Closing Date and (y) the first date on which the Lock-Up Release Condition is satisfied (such period, the “Significant Holder Lock-Up Period” and together with the Sponsor Lock-Up Period, the “Lock-Up Period”). The Lock-Up is expressly agreed to preclude each Holder during the applicable Lock-Up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Holder’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the applicable Lock-Up Period shall include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Holder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The foregoing notwithstanding, (a) each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell Shares pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the Transfer of Shares during the applicable Lock-up Period and (b) any release or waiver from the restrictions contained in this Section 3.4.1 prior to the expiration of the applicable Lock-Up Period shall require the prior written consent of the Silver Lake Post-Closing Shareholder, and to the extent any Holder or Silver Lake Post-Closing Shareholder is granted a release or waiver from the restrictions contained in this Section 3.4.1 prior to the expiration of the applicable Lock-Up Period, then all Holders, including Silver Lake Post-Closing Shareholder shall be automatically granted a release or waiver from the restrictions contained in this Section 3.4.1 to the same extent, on substantially the same terms as and on a pro rata basis with, the Holder to which such release or waiver is granted. The foregoing restrictions shall not apply to Transfers of non-controlling limited partnership or other non-controlling ownership interests in any Holder to any Affiliate of such Holder or non-controlling limited partnership or other non-controlling ownership interests in the Parent to any Person listed on Schedule A hereto or Transfers made: (i) pursuant to a bona fide gift or charitable contribution, including by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family or by gift to an Affiliate of such person; (ii) by will or intestate succession upon the death of a Holder; (iii) to any Permitted Transferee; (iv) to any means, with respect to any direct or indirect members, partners (whether general or limited partners) or equityholders or other holders of interests of the Sponsor or any of its Affiliates or any officers, directors or employees of the Sponsor or any Affiliates of any of the foregoing (it being understood and agreed, for the avoidance of doubt, that the Company and Sponsor shall, prior to the Closing, be deemed Affiliates of each other for purposes of this clause (iv)), (v) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (vi) pro rata to the partners, members or shareholders of a Holder upon its liquidation or dissolution; (vii) pursuant to the “cashless”, “net exercise” or “net settlement” of any Warrants; or (viii) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Common Stock for cash, securities or other property; provided that, in the case of (i), (iii), (iv), (vi) or (vii), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the transfer restrictions set forth in this Section 3.4.1.

3.4.2. Each Holder also agrees, and the Company agrees and shall cause each director and officer of the Company to agree, that, in connection with each Registration or sale of Registrable Securities pursuant to Section 3.1, 3.2 or 3.3 conducted as an Underwritten Public Offering, if requested, to become bound by and to execute and deliver a customary lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such applicable person or entity’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such person or entity or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed ninety (90) days). The terms of such lock-up agreements shall be negotiated among the applicable Holders requested to enter into lock-up agreements in accordance with the immediately preceding sentence, the Company and the underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein, including that such restrictions on the applicable Holders shall be conditioned upon all officers and directors of the Company, as well as all Holders, being subject to the same restrictions; provided that, to the extent any Holder is granted a release or waiver from the restrictions contained in this Section 3.4.2 and in such Holder’s lock-up agreement prior to the expiration of the period set forth in such Holder’s lock-up agreement, then all Holders shall be automatically granted a release or waiver from the restrictions contained in this Section 3.4.2 and the applicable lock-up agreements to which they are party to the same extent, on substantially the same terms as and on a pro rata basis with, the Holder to which such release or waiver is granted. The provisions of this Section 3.4.2 shall not apply to any Holder that holds less than one percent (1%) of then total issued and outstanding Common Stock.

3.4.3. For the avoidance of doubt, this Section 3.4 shall not apply with regard to shares of Common Stock purchased in the Strategic Investor Financing and such shares shall not be subject to the Lock-Up.

3.5. Registration Procedures.

3.5.1. Requirements. In connection with the Company’s obligations under Sections 3.1 through 3.4, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

3.5.1.1. As promptly as practicable prepare the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and Prospectus, and, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to the Holders of the Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel, (y) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request and (z) except in the case of a Registration under Section 3.3 not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders, in such capacity, or the underwriters, if any, shall reasonably object;

3.5.1.2. prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by any Holder with Registrable Securities covered by such Registration Statement, (y) reasonably requested by any participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

3.5.1.3. notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (i) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement thereto has been filed; (ii) of any written comments by the SEC, or any request by the SEC or other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus, or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the SEC relating to, or which may affect, the Registration; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes; (iv) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

3.5.1.4. promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus, which shall correct such misstatement or omission or effect such compliance;

3.5.1.5. to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

3.5.1.6. use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order or notice preventing or suspending the use of any preliminary or final Prospectus;

3.5.1.7. promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

3.5.1.8. furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

3.5.1.9. deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter (it being understood that the Company shall consent to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto);

3.5.1.10. on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction as any such selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such Registration or qualification in effect for such period as required by Section 3.1 or Section 3.2, as applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

3.5.1.11. cooperate with the selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of Registrable Securities to the underwriters;

3.5.1.12. use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

3.5.1.13. make such representations and warranties to the Holders being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken;

3.5.1.14. enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the participating Holders or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities;

3.5.1.15. obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Public Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

3.5.1.16. in the case of an Underwritten Public Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

3.5.1.17. cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

3.5.1.18. use its reasonable best efforts to comply with all applicable securities laws and, if a Registration Statement was filed, make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

3.5.1.19. provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement;

3.5.1.20. use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

3.5.1.21. make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the Holders holding a majority of Registrable Securities being sold, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement;

3.5.1.22. in the case of an Underwritten Public Offering, cause the senior executive officers of the Company and its subsidiaries to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

3.5.1.23. take no direct or indirect action prohibited by Regulation M under the Exchange Act;

3.5.1.24. take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

3.5.1.25. cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the managing underwriter or agent, if any, to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the Public Offering if it so elects; and

3.5.1.26. take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

3.5.2. Company Information Requests. The Company may require each seller of Registrable Securities as to which any Registration or sale is being effected to furnish to the Company customary information regarding such holder and the ownership and distribution of its Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

3.5.3. Discontinuing Registration. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5.1.4, such Holder will discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1.4, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, or any amendments or supplements thereto, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 3.5.1.4 or is advised in writing by the Company that the use of the Prospectus may be resumed.

3.6. Underwritten Offerings.

3.6.1. Shelf and Demand Registrations. If requested by the underwriters for any Underwritten Public Offering, pursuant to a Registration or sale under Sections 3.1 or 3.2, the Company shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to each of the Company, the Holders holding a majority of Registrable Securities being sold and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 3.10 of this Agreement. The Holders of the Registrable Securities proposed to be distributed by such underwriters shall cooperate with the Company in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof, and such Holders shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder under such agreement shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

3.6.2. Piggyback Registrations. If the Company proposes to register or sell any of its securities under the Securities Act as contemplated by Section 3.3 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 3.3 and, subject to the provisions of Section 3.3.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to a customary underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations to be made by the Holder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s proceeds from the sale of its Registrable Securities in the offering, net of underwriting discounts and commissions but before expenses.

3.6.3. Selection of Underwriters; Selection of Counsel. In the case of an Underwritten Public Offering under Sections 3.1 or 3.2, the managing underwriter or underwriters to administer the offering shall be determined by the Holders holding a majority of Registrable Securities being sold in such offering; provided that such underwriter or underwriters shall be reasonably acceptable to the Company. In the case of an Underwritten Public Offering under Section 3.3, the managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such underwriter or underwriters shall be reasonably acceptable to the Holders holding a majority of Registrable Securities being sold in such offering. In the case of an Underwritten Public Offering under Sections 3.1, 3.2 or 3.3, each participating Holder shall be entitled to select its counsel, including, without limitation, any additional local counsel necessary to deliver any required legal opinions.

3.6.4. Non-Underwritten Offerings. Notwithstanding anything herein to the contrary and subject to applicable law, regulation and Listing Exchange rules, any Non-Underwritten Offering shall be conducted in accordance with the Company’s insider trading policy to the extent that such selling stockholder is then subject to such policy.

3.7. No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Without the approval of the Holders holding a majority of the Registrable Securities then outstanding (voting together as a single class on an as-converted basis), neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement. Notwithstanding the foregoing, the Company has entered into the Strategic Investor Subscription Agreements providing for the Strategic Investor Financing and entry into such agreements shall not constitute a breach of the representations and warranties and covenants set forth in this Section 3.7.

3.8. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any subsidiaries of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all reasonable fees and disbursements of legal counsel for each selling Holder, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Holder or its Permitted Transferees in connection with a Public Offering, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration or sale, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road show” for any Underwritten Public Offering, including the reasonable out-of-pocket expenses of the Holders and underwriters, if so requested. All such expenses are referred to herein as “Registration Expenses”. The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in an offering similar to the applicable offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

3.9. Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing or withdrawal of any Shelf Registration Statement or Piggy-Back Registration, or any event that would lead to a Demand Suspension or Shelf Suspension; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 3.2.2, Section 3.2.5.2 or Section 3.3.1, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice. Each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use. If a notice of a Demand Suspension or Shelf Suspension was previously delivered (or would have been delivered but for the provisions of this Section 3.9) and the Demand Suspension or Shelf Suspension remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Demand Suspension or Shelf Suspension, and thereafter will provide such Holder with a notice of the end of such Demand Suspension or Shelf Suspension immediately upon its availability.

3.10. Indemnification.

3.10.1. Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each shareholder, member, limited or general partner of such Holder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such Registration, disclosure document or other document or report; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 3.10.1 in respect of any untrue statement or omission contained in any information relating to such selling Holder furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Stockholder Information”). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Transfer of such securities by such Holder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Holders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

3.10.2. Indemnification by the Selling Holders. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in such selling Holder’s Selling Stockholder Information. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.10.4 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale.

3.10.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it forfeits substantive legal rights by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (c) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (d) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 3.10.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

3.10.4. Contribution. If for any reason the indemnification provided for in Section 3.10.1 and Section 3.10.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 3.10.1 and Section 3.10.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, it being understood and agreed that, with respect to each selling Holder, such information will be limited to such Holder’s Selling Stockholder Information. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.10.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.10.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 3.10.1 and 3.10.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.10.4, in connection with any Registration Statement filed by the Company, a selling Holder shall not be required to contribute any amount in excess of the dollar amount of the proceeds from the sale of its Registrable Securities in the offering giving rise to such indemnification obligation, net of underwriting discounts and commissions but before expenses, less any amounts paid by such Holder pursuant to Section 3.10.2 and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. If indemnification is available under this Section3.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 3.10.1 and 3.10.2 hereof without regard to the provisions of this Section 3.10.4. The remedies provided for in this Section 3.10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

3.10.5. Indemnification Priority. The Company hereby acknowledges and agrees that any of the Persons entitled to indemnification pursuant to Section 3.10.1 (each, a “Company Indemnitee” and collectively, the “Company Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. The Company further agrees that no advancement or payment by such other sources on behalf of a Company Indemnitee with respect to any claim for which such Company Indemnitee has sought indemnification, advancement of expenses or insurance from the Company shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Company Indemnitee against the Company.

3.11. Rules 144 and 144A and Regulation S. The Company shall use best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the commercially reasonable request of any Holder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the SEC), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

3.12. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements, by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

Article IV

SHAREHOLDER RIGHTS AND RELATED PROVISIONS

4.1. Board of Directors.

4.1.1. Structure and Composition. Except as otherwise agreed with the Silver Lake Post-Closing Shareholder, from and after the Closing and until the Final Silver Lake Step-Down Date, the Company shall take all Necessary Action to (a) cause the total number of Directors not to be more than 10 or less than 8, (b) cause the Directors to be divided into three classes, constituted in accordance with Section 4.1.2, and (c) cause the Board to be composed solely of the individuals designated or nominated for election or appointment as Directors, as applicable, pursuant to (i) the provisions of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable. For the avoidance of doubt, this Section 4.1.1 shall only apply to the extent not otherwise agreed with the Silver Lake Post-Closing Shareholder.

4.1.2. Classified Board. The Directors shall be divided into three classes, designated Class I, Class II and Class III, respectively, among which the total number of Directors shall be apportioned as nearly equally as possible. The initial Class I Directors shall initially serve for a term expiring at the first annual meeting of stockholders of the Company to be held following the Closing Date. The initial Class II Directors shall initially serve for a term expiring at the second annual meeting of stockholders of the Company to be held following the Closing Date. The initial Class III Directors shall initially serve for a term expiring at the third annual meeting of stockholders of the Company to be held following the Closing Date. At each annual meeting of stockholders of the Company, Directors elected to succeed those Directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third annual meeting of stockholders of the Company following their election. From and after the Closing and until the First Silver Lake Step-Down Date, 8 individual(s) designated by Silver Lake Post-Closing Shareholder and its Affiliates pursuant to Section 4.1.4.1 shall be nominated to serve as a Director. For the avoidance of doubt, other than with respect to the Director designated by Sponsor, who shall be a Class II director pursuant to Section 4.1.3, the allocation of Directors between the three classes shall be determined by the Silver Lake Post-Closing Shareholder and implemented by the Directors.

4.1.3. Initial Composition. Except as otherwise agreed with the Silver Lake Post-Closing Shareholder, upon the Closing, the Board initially shall be composed of (a) ten Directors, consisting of (i) up to nine Directors designated by the Silver Lake Post-Closing Shareholder, including a sufficient quantity of Independent Directors as is required to meet the requirements of both of (i) the SEC and (ii) the Listing Exchange, who initially shall be determined by the board of directors of the Company; and (b) one Director designated by Sponsor, who initially shall be David Chung, who shall serve as a Class II Director.

4.1.4. Silver Lake Representation. The Silver Lake Post-Closing Shareholder and its Affiliates shall have the right to designate for election or appointment as Directors:

4.1.4.1. during the period beginning at the Closing and ending on the First Silver Lake Step-Down Date, nine individuals, including a sufficient quantity of Independent Directors as is required to meet the requirements of both of (i) the SEC and (ii) the Listing Exchange;

4.1.4.2. during the period beginning after the First Silver Lake Step-Down Date and ending on the Second Silver Lake Step-Down Date, (i) four individuals, selected in the sole discretion of the Silver Lake Post-Closing Shareholder;

4.1.4.3. during the period beginning after the Second Silver Lake Step-Down Date and ending on the Third Silver Lake Step-Down Date, (i) two individuals selected in the sole discretion of the Silver Lake Post-Closing Shareholder;

4.1.4.4. during the period beginning after the Third Silver Lake Step-Down Date and ending on the Final Silver Lake Step-Down Date, one individual selected in the sole discretion of the Silver Lake Post-Closing Shareholder; and

4.1.4.5. beginning after the Final Silver Lake Step-Down Date, the Silver Lake Post-Closing Shareholder shall no longer have the right to designate for election or appointment and Directors.

4.1.4.6. For the avoidance of doubt, any designations made by the Silver Lake Post-Closing Shareholder pursuant to Sections 4.1.4.2 or 4.1.4.3 hereof shall no longer be required to be Independent Directors; provided, however, if the Chief Executive Officer is serving as a Director and the Independent Director requirements of the SEC and the Listing Exchange would not be fulfilled if the Silver Lake Post-Closing Shareholder’s designees did not constitute Independent Directors, then the Silver Lake Post-Closing Shareholder shall designate the portion of its allowed designees required to fulfill such independence requirements with individuals whom would be an Independent Directors if elected.

4.1.5. Other Directors. If, at any time, the total number of Directors then authorized to serve on the Board exceeds the total number of individuals designated for election or appointment as Directors pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable (whether as a result of a decrease in the number of individuals that any Holder is entitled to so designate, any Holder’s election not to exercise all or part of its designation rights, or otherwise), the nominating and corporate governance committee of the Board shall select a number of individuals to be nominated for election or appointment as Directors equal to the difference of the total number of Directors then authorized to serve on the Board and the total number of individuals so designated pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable.

4.1.6. Decrease in Representation. If, at any time, the number of individuals that any Holder is entitled to designate for election or appointment to the Board pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable, is less than the number of Directors designated by such Holder then serving on the Board, then, at the request of the Board, such Holder shall cause such a number of the Directors designated by such Holder then serving on the Board as is necessary to cause the number of Directors designated by such Holder then serving on the Board to be equal to the number of individuals that such Holder is entitled to designate for election or appointment to the Board pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable, to tender his, her or their resignation immediately. Notwithstanding the foregoing, the Board or any committee thereof may, in its sole discretion and with the express written consent of such individual, recommend for election or appointment as a Director or non-voting board observer an individual who has tendered his or her resignation pursuant to this Section 4.1.6.

4.1.7. Removal; Vacancies. Each Holder shall have the sole and exclusive right to remove any Director designated by such Holder pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable, from the Board, for any or no reason, and the Company shall take all actions necessary to cause the removal of any Director pursuant to this Section 4.1.7 at the request of the applicable Holder. For so long as a Holder has designation rights pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable, such Holder shall have the sole and exclusive right to designate another individual for election or appointment as a Director to fill any vacancy on the Board resulting from the death, removal or resignation of a Director designated by such Holder pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable.

4.2. Board Committees. The Board shall establish and maintain an audit committee, a compensation committee and a nominating and corporate governance committee, and may establish and maintain such other committees as the Board deems appropriate from time to time. Subject to applicable law, regulation and Listing Exchange rules, for so long as any Director designated by the Silver Lake Post-Closing Shareholder and its Affiliates pursuant to clause (ii) of any of Section 4.1.4.1, Section 4.1.4.2 or Section 4.1.4.3 is serving on the Board, Silver Lake Post-Closing Shareholder and its Affiliates shall have the right, at its option, to have a number of Directors proportionate to its ownership in the Company serve on each committee of the Board. The initial members of the Company’s committees shall be selected by the Silver Lake Post-Closing Shareholder and its Affiliates in its sole discretion.

4.3. Subsidiary Boards and Committees. Subject to applicable law, regulation and Listing Exchange rules, for so long as nine Directors designated by the Silver Lake Post-Closing Shareholder and its Affiliates pursuant to clause (ii) of Section 4.1.4.1 are serving on the Board, the Silver Lake Post-Closing Shareholder and its Affiliates shall have the right, at its option, to have any or all of such Directors serve on the board of directors or similar governing body of any subsidiary of the Company and on any committee thereof.

4.4. Director Expenses. The Company shall pay the reasonable out-of-pocket costs and expenses incurred by each Director in connection with his or her attendance at meetings of the Board, meetings of any committee of the Board on which such Director serves and meetings of any board of directors or similar governing body of any subsidiary of the Company or any committee thereof on which such Director serves.

4.5. Directors’ and Officers’ Insurance. The Company (a) shall provide each Director designated pursuant to the provisions (i) of Article IV of this Agreement and (ii) of the Amended and Restated Business Combination Agreement, as applicable, with the same rights, privileges and benefits as the other members of the Board, including with respect to indemnification, exculpation, insurance coverage, expense reimbursement, notice and information, and (b) to the fullest extent permitted by applicable law, regulation and Listing Exchange rules, shall not amend, repeal or otherwise modify in a manner adverse to any such Director any right of such Director to indemnification or exculpation under the Certificate, the Bylaws, this Agreement or any other agreement or instrument by the Company or any of its subsidiaries without the prior written consent of a majority of the Directors designated by a Holder pursuant to Section 4.1 who are then serving in such capacity. The Company hereby acknowledges that any director, officer or other indemnified person to whom the Company is obligated to provide insurance coverage, indemnification or advancement of expenses in connection therewith by the Company pursuant to the Certificate or the Bylaws or any other agreement between the Company and any such person or under which such person has third-party beneficiary rights with respect thereto (each, a “Covered Indemnitee”, and any such obligation, an “Indemnification Obligation”) may have certain rights to indemnification, advancement of expenses or insurance provided by one or more of the Holders or their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby (a) agrees that the Company shall be the indemnitor of first resort with respect to all Indemnification Obligations (i.e., its Indemnification Obligations to a Covered Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Covered Indemnitee shall be secondary) and (b) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims the Company has or may have against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any such expenses or liabilities. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 4.5 will survive any termination of this Agreement. Any Fund Indemnitor or insurer thereof not a party to this Agreement is an express third-party beneficiary of this Section 4.5, and is entitled to enforce this Section 4.5 according to its terms to the same extent as if such Fund Indemnitor or insurer thereof were a party hereto.

4.6. Confidentiality. Each Holder other than the Silver Lake Post-Closing Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries and make investment decisions with respect to the securities of the Company, any confidential information regarding the Company or any of its subsidiaries or the business or operations thereof that has been obtained from the Company or any of its subsidiaries or by virtue of the service of any person affiliated with such Holder as a director, manager or officer of the Company or any of its subsidiaries (any such confidential information, “Confidential Information”), unless such Confidential Information (a) becomes known to the public (other than as a result of a breach of this Section 4.6 by such Holder or any of its Affiliates), (b) is or has been independently developed or conceived by such Holder without use of Confidential Information obtained in violation of this Section 4.6 by such Holder or any of its Affiliates or (c) is or has been made known or disclosed to such Holder by a third party (other than an Affiliate of such Holder) without a breach of any obligation of confidentiality such third party may have; provided, however, that a Holder may disclose Confidential Information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Holder in any Transfer permitted under this Agreement as long as such prospective purchaser agrees prior to such disclosure to be bound by a confidentiality agreement no less favorable to the Company than the provisions of this Section 4.6, (iii) to any Affiliate, partner, member or related investment fund of such Holder and their respective directors, managers, officers, employees and professional advisors, in each case in the ordinary course of business, (iv) as may be reasonably determined by such Holder to be necessary in connection with such Holder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (v) as may otherwise be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Holder takes reasonable steps to minimize the extent of any required or requested disclosure described in this clause (v); and provided further, however, that the disclosing Holder shall cause any Person to whom such Holder may disclose Confidential Information pursuant to clauses (i) through (iii) of the first proviso of this sentence to comply with this Section 4.6 as if such Person was a party hereto; and provided further, however that Directors of the Holders may serve as directors of portfolio companies managed by the Holders (“Dual Hat Directors”), and such portfolio companies shall not be deemed to have been provided with Confidential Information, and thus shall not be restricted by this Section 4.6, solely due to the service of any Dual Hat Director so long as such Dual Hat Director does not provide any Confidential Information to personnel of such portfolio company (excluding other Dual Hat Directors); and provided further, however, that the acts and omissions of any Person to whom such Holder may disclose Confidential Information pursuant to clauses (i) through (iii) of the first proviso of this sentence will be attributable to such Holder for purposes of determining such Holder’s compliance with this Section 4.6. Each party hereto acknowledges that the Holders or any of their Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 4.6 (except as set forth in the second proviso of the preceding sentence) will preclude or in any way restrict the Holders or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries. Notwithstanding the foregoing or anything else to the contrary in this Agreement, each party hereto (and each director, manager, officer, employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of, and tax strategies relating to, the transactions in which such party participates pursuant to this Agreement. For this purpose, “tax structure” is limited to any facts relevant to the United States federal income tax treatment of such transactions and does not include information relating to the specific identity of the parties hereto. The Silver Lake Post-Closing Shareholder hereby agree to be bound by and subject to (a) Section 4.3 (Confidentiality) of the Amended and Restated Business Combination Agreement to the same extent as such provisions apply to the parties to the Amended and Restated Business Combination Agreement, as if such Silver Lake Post-Closing Shareholder is directly a party thereto, and (b) the Confidentiality Agreement, dated as of April 25, 2021 (the “Confidentiality Agreement”), by and between the Company and ServiceMax, to the same extent as such provisions apply to ServiceMax, as if such Silver Lake Post-Closing Shareholder is directly a party thereto; provided that, notwithstanding anything to the contrary in the Confidentiality Agreement and solely for purposes of this sentence, the Confidentiality Agreement shall be deemed to expire on, and the Silver Lake Post-Closing Shareholder shall continue to be bound by the provisions of the Confidentiality Agreement as provided in this sentence until, the date that is one year after the Closing Date.

4.7. Other Business Opportunities. To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (a) any Holder, (b) any director or officer of the Company who is not a full-time employee of the Company or any of its operating subsidiaries or (c) any Affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Holder who is not a full-time employee of the Company or any of its operating subsidiaries (any such Person listed in (a), (b) or (c), an “External Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party. Each External Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company (i) will not have any duty to communicate or offer such opportunity to the Company and (ii) will not be liable to the Company or any of its subsidiaries or to any holder of securities of or any equity interest in the Company or any of its subsidiaries because such External Party pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Company.

4.8. Other Business Activities of Holders. The Company acknowledges that certain of the Holders and their respective Affiliates are in the business of investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Subject to compliance with the express terms of this Agreement and each other agreement related to the transactions contemplated by this Agreement (collectively, the “Transaction Agreements”), the Holders shall not be precluded or in any way restricted from investing or participating in any particular enterprise, whether or not such enterprise has products or services that compete with those of the Company. For the avoidance of doubt, the Transaction Agreements shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any other commercial agreements between such parties, other than as expressly contemplated by the Transaction Agreements.

Article V

MISCELLANEOUS

5.1. Authority; Effect. Each party hereto represents and warrants to each other party hereto that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties’ members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of the Company pursuant to this Agreement.

5.2. Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by e-mail, provided that any e-mail must be followed by confirmation copy sent by the means provided in the following clause (c) on the same day the e-mail is sent, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company (prior to the Closing) to:

c/o Pathfinder Acquisition LLC

1950 University Avenue, Suite 350

Palo Alto, CA 94303

Attention: Lance Taylor

E-mail:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

55 California Street, 27th Floor

San Francisco, CA 94104

Attention:	Travis Lee Nelson P.C.; Douglas E. Bacon, P.C.; and Ryan Brissette

Email:	tnelson@kirkland.com; douglas.bacon@kirkland.com; and ryan.brissette@kirkland.com

If to ServiceMax (after the Closing) to:

c/o ServiceMax, Inc.
4450 Rosewood Drive

Pleasanton, CA, 94588

Attention:	Nell O’Donnell
Email:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:	Matthew Jacobson
E-mail:	matthew.jacobson@ropesgray.com

If to a Holder, to his, her or its address, with a copy (which shall not constitute notice) to his, her or its legal counsel (if any), as set forth on Schedule A.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) the earlier of (A) non-automated confirmation of receipt or (B) as provided in the following clause (iii), if sent by e-mail, and (iii) one (1) Business Day after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

5.3. Termination and Effect of Termination. This Agreement may be terminated only by an agreement in writing signed by the Silver Lake Post-Closing Shareholder; provided that the consent of any Holder will be required for any termination of this Agreement which has an adverse effect on the rights, limitations or obligations of such Holder. Notwithstanding any termination of this Agreement in accordance with the foregoing sentence, the provisions of Sections 3.8, 3.10, 3.11, 4.4 and 4.5 shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 3.10 hereof shall retain such indemnification rights with respect to any matter that (a) may be an indemnified liability thereunder and (b) occurred prior to such termination. Notwithstanding the foregoing or anything else herein to the contrary, upon any termination of the Amended and Restated Business Combination Agreement in accordance with its terms, this Agreement shall automatically terminate, without notice or other action by any party hereto, and be void ab initio and no party hereto shall have any obligations or liability hereunder. Upon written request to the Company, any Holder may request not to receive any Piggyback Notice, Shelf Registration Notice and/or Shelf Takedown Notice and thereafter shall not receive any such notices, unless otherwise requested in writing.

5.4. Permitted Transferees. The rights of a Holder hereunder may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of Registrable Securities to (a) a Permitted Transferee of that Holder or (b) in the case of any Holder, other than the rights of such Holder set forth in Section 4.1, to a transferee that acquires greater than five (5) percent of the outstanding shares of the Company in a transaction exempt from the registration requirements of the Securities Act (other than Rule 144).Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 5.4 will be effective unless the Permitted Transferee or other assignee to which the assignment is being made, if not a Holder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Permitted Transferee or other assignee will be bound by, and will be a party to, this Agreement. A Permitted Transferee to whom rights are transferred pursuant to this Section 5.4 may not again transfer those rights to any other Permitted Transferee or other assignee, other than as provided in this Section 5.4.

5.5. Legend Removal. If any Holder holds Registrable Securities that are eligible to be sold without restriction under Rule 144 under the Securities Act or pursuant to an effective registration statement, then, at such Holder’s request, the Company will use commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend set forth on such Registrable Securities (including, if necessary, by delivering to the Company’s transfer agent a direction letter). In connection therewith, if an opinion of counsel (or direction letter based upon a legal opinion) is required by the Company’s transfer agent, the Holder will promptly cause an opinion of its counsel to be delivered to and maintained with the Company’s transfer agent (and to the Company, if the Company is required to deliver a direction letter), together with any other authorizations, certificates and directions reasonably required by the transfer agent that authorize and direct the transfer agent to transfer such Registrable Securities without any such legend.

5.6. Remedies. The parties to this Agreement shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

5.7. Amendments. This Agreement may not be orally amended, modified or extended, nor shall any attempted oral waiver of any of its terms be effective. This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Silver Lake Post-Closing Shareholder and the Company, in the case of any amendment, modification, extension or waiver effected prior to the Closing or by the Company and the Silver Lake Post-Closing Shareholder in the case of any amendment, modification, extension or waiver effected at or after the Closing. Each such amendment, modification, extension or waiver shall be binding upon each party hereto; provided that (a) the consent of any Holder shall be required for any amendment, modification, extension or waiver which has an adverse effect on the rights, limitations or obligations of such Holder and (b) any such amendment, modification, extension or waiver that by its terms would adversely affect a Holder or group of Holders in a disproportionate manner relative to the Holders generally shall require the written consent of the Holder (or a majority in interest based on Registrable Securities of such group of Holders) so affected. Notwithstanding anything herein to the contrary, Schedule A hereto may be amended, supplemented or otherwise modified from time to time to reflect the name of any holder of Registrable Securities that was a holder Equity Securities of the Company prior to the Closing and that has executed and delivered a counterpart of this Agreement. In addition, each party hereto may waive any right hereunder (solely as applicable to such party) by an instrument in writing signed by such party.

5.8. Governing Law. This Agreement, the rights of the parties hereto under or in connection herewith or in connection with any of the transactions contemplated hereby, and all actions arising in whole or in part under or in connection herewith or therewith (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

5.9. Consent to Jurisdiction; Venue; Service. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware located in Wilmington, Delaware, or if (but only if) such court does not have subject matter jurisdiction, the state or federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding described in Section 5.8; (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such suit, action or proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence or maintain any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party to this Agreement hereby also (i) consents to service of process in any action described in this Section 5.9 in any manner permitted by Delaware law, (ii) agrees that service of process made in accordance with clause (i) or made by overnight delivery by a nationally recognized courier service addressed to a party’s address specified pursuant to Section 5.2 shall constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. Notwithstanding the foregoing in this Section 5.9, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

5.10. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO THIS AGREEMENT OR ANY AND ALL ACTIONS OR PROCEEDINGS (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DESCRIBED IN SECTION 5.9. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 5.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5.11. Merger; Binding Effect; Assignment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except as otherwise expressly provided herein, no Holder or other party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

5.12. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. The parties hereto agree that execution of this Agreement by industry standard electronic signature software or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and each party hereto hereby waives any right to raise in any proceeding arising under or related to this Agreement any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

5.13. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

5.14. Waiver of Appraisal Rights. Each Holder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the assertion, exercise or perfection of, in each case to the fullest extent permitted by law, any rights of appraisal, any dissenters’ rights and any similar rights (including any notice requirements related thereto) relating to the Business Combination that such Holder or any Affiliate of such Holder may have by virtue of, or with respect to, any capital stock of ServiceMax or the Company owned by such Holder (including all rights under Section 262 of the Delaware General Corporation Law).

5.15. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, manager, employee, general or limited partner, member or equityholder of any Holder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, manager, employee, general or limited partner, member or equityholder of any Holder or of any Affiliate or assignee thereof, as such, for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

5.16. Prior Agreement. For the avoidance of doubt, any reference to the obligations and agreements required by this Agreement shall be solely to the obligations and agreements required by this Agreement, and shall not be interpreted to refer to the obligations and agreements required to be performed by the Original Shareholder Agreement. Further, the Parties agree and acknowledge that the obligations and agreements hereunder constitute a novation of the obligations and agreements required to be performed by the Original Shareholder Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Company:	PATHFINDER ACQUISITION CORPORATION

	By:	/s/ David Chung
Name: David Chung
Title: Chief Executive Officer

[Registration and Shareholder Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

ServiceMax:	SERVICEMAX, INC.

	By:	/s/ Ellen O’Donnell
Name: Ellen O’Donnell
Title: Chief Legal Officer

SERVICEMAX JV, LP

By:	ServiceMax JV GP, LLC
By:	SLP Snowflake Aggregator, L.P.
By:	SLP V Aggregator GP, L.L.C.
By:	Silver Lake Technology Associates V, L.P.
By:	SLTA V (GP), L.L.C.
By:	Silver Lake Group, L.L.C.

By:	/s/ Ken Hao
Name:	Ken Hao
Title:	Managing Director

SLP SNOWFLAKE AGGREGATOR, LP

By:	SLP V Aggregator GP, L.L.C.
By:	Silver Lake Technology Associates V, L.P.
By:	SLTA V (GP), L.L.C.
By:	Silver Lake Group, L.L.C.

By:	/s/ Ken Hao
Name:	Ken Hao
Title:	Managing Director

[Registration and Shareholder Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first above written.

Investors:	PATHFINDER ACQUISITION LLC

	By:	/s/ David Chung
Name: David Chung
Title: Chief Executive Officer

GENERAL ELECTRIC COMPANY

	By:	/s/ Anselm Wong
Name: Anselm Wong
Title: Authorized Signatory

Salesforce Ventures LLC

	By:	/s/ John Somorjai
Name: John Somorjai
Title: President

[Registration and Shareholder Rights Agreement]

Schedule A

Holders

Silver Lake

Address notices to:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention:	Matthew Jacobson
Email:	matthew.jacobson@ropesgray.com

General Electric Company

Address notices to:

General Electric Company,

41 Farnsworth Street, Boston, MA 02210

Attention:	Pat Byrne

Email:

with a copy (which shall not constitute notice) to:

Salesforce Ventures LLC

Address notices to:

Salesforce Tower

415 Mission St., FL 3

San Francisco, CA 94105

Attention:	John Somorjai
Email:

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

Salesforce Tower, 415 Mission Street, Suite 5400

San Francisco, CA 94105

Attention:	Brad Chernin
Email:	bchernin@cov.com

Pathfinder Acquisition LLC

Address notices to:

c/o Pathfinder Acquisition LLC

1950 University Avenue, Suite 350

Palo Alto, CA 94303

Attention:	Lance Taylor
E-mail:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
55 California Street, 27th Floor
San Francisco, CA 94104
Attention:	Travis Lee Nelson P.C.;
Douglas E. Bacon, P.C.; and
Ryan Brissette